                                                                Exhibit 10.45


                                   UCAR CARBON

                       COMPENSATION DEFERRAL PROGRAM TRUST

                                TABLE OF CONTENTS

SECTION 1.  Definitions.......................................................2
SECTION 2.  Establishment of Trust............................................2
SECTION 3.  Benefits Protection Trust.........................................3
SECTION 4.  Payments to Plan Participants and Their Beneficiaries.............3
SECTION 5.  Trustee Responsibility Regarding Payments to
            Trust Beneficiary When Company is Insolvent.......................4
SECTION 6.  Payments to Company...............................................5
SECTION 7.  Investment Authority..............................................5
SECTION 8.  Disposition of Income.............................................5
SECTION 9.  Accounting by Trustee.............................................6
SECTION 10. Responsibility of Trustee.........................................6
SECTION 11. Compensation and Expenses of Trustee..............................7
SECTION 12. Resignation and Removal of Trustee................................7
SECTION 13. Appointment of Successor..........................................8
SECTION 14. General Duties of the Administrative Committee....................8
SECTION 15. Amendment or Termination.........................................10
SECTION 16. Miscellaneous....................................................10

                                   UCAR CARBON

                       COMPENSATION DEFERRAL PROGRAM TRUST

         This AGREEMENT,  effective  the   1st  day  of  November, 2000, by  and
between UCAR Carbon Company Inc., a Delaware corporation ("Company"), and Vanguard Fiduciary Trust Company, a trust company incorporated under Chapter 10 of the Pennsylvania Banking Code ("Trustee").

                              W I T N E S S E T H:
                               -------------------

         WHEREAS, the Company has adopted the UCAR International Inc. Compensation Deferral Program;

         WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan; and

         WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan; and

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees; and

         WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

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SECTION 1.  Definitions.
            -----------

        (a) "ADMINISTRATIVE COMMITTEE" shall mean the Administrative Committee of the Benefits Protection Trust empowered to administer the Trust after a Change in Control, as described in Section 14.

        (b) "BENEFICIARY" shall mean the beneficiary designated by a Participant under one or more of the Plan.

        (c) "BENEFITS PROTECTION TRUST" shall mean the UCAR Carbon Benefits Protection Trust between the Company and Mellon Bank, N.A., as the same may be amended.


        (d) A "CHANGE IN CONTROL" shall have the same meaning as set forth in the Benefits Protection Trust.

        (e) "INSOLVENT" or "INSOLVENCY" shall mean either: (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.


        (f) "NON-QUALIFIED PLANS COMMITTEE" shall mean the Non-Qualified Plans Administrative Committee empowered to administer certain provisions of the Trust prior to a Change in Control, as described in the Benefits Protection Trust.

        (g)     "PARTICIPANT" shall mean a participant in the Plan.

        (h) "PLAN" shall mean the UCAR International Inc. Compensation Deferral Program.


SECTION 2.  Establishment of Trust.
            ----------------------

        (a) The Company shall from time to time deposit amounts with Trustee in trust which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

        (b) The Trust hereby established is revocable by Company; it shall become irrevocable upon a Change of Control, as defined herein.

        (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

        (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency.

        (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Participant or Beneficiary shall have any right to compel such additional deposits.

        (f) Upon a Change of Control, Company shall, as soon as possible, but in no event longer than five (5) days following the Change of Control, as defined herein, make an irrevocable contribution to the trust in an amount that is sufficient to pay each Participant or Beneficiary the benefits to which Participants or Beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred.

SECTION 3.  BENEFITS PROTECTION TRUST.
            -------------------------

        (a) In addition to being subject to the terms and conditions of this Trust Agreement, the Trust shall also be governed by the terms of the Benefits Protection Trust.

        (b) Prior to a Change in Control, the Non-Qualified Plans Committee shall have the same authority to administer the Trust as it does the Benefits ProtectionTrust.

        (c) After a Change in Control, the Administrative Committee shall have the same authority to administer the Trust as it does the Benefits Protection Trust.

SECTION 4.  Payments to Plan Participants and Their Beneficiaries.
            ----------------------------------------------------

        (a) Company shall deliver to Trustee, and the Administrative Committee after a Change in Control, a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee and the Administrative Committee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal or state taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

        (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

        (c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

SECTION 5. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company is Insolvent.
            -------------------------------------------------------------------

        (a) Trustee shall cease payment of benefits to Participants and Beneficiaries if the Company is Insolvent.

        (b) At all times during the continuance of this Trust, as provided in Section 2(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

                (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Participants or Beneficiaries.

                (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

                (3) If at any time Trustee has determined that Company is Insolvent, the Trustee shall discontinue payments to Participants or Beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or Beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

                (4) Trustee shall resume the payment of benefits to Participants or Beneficiaries in accordance with Section 4 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

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


        (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to subsection 4(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or Beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants or Beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

SECTION 6.  Payments to Company.
            -------------------

         Except as provided herein, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payments of benefits have been made to Participants and Beneficiaries pursuant to the terms of the Plan.

SECTION 7.  Investment Authority.
            --------------------

        (a) The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants, except that voting rights with respect to Trust assets will be exercised by Company prior to a Change in Control, and by the Administrative Committee after a Change in Control.

        (b) The Trust shall be invested by the Trustee among any of the regulated investment companies maintained by the Vanguard Group, Inc. or others which have been designated as investment fund alternatives by the Company (the "Investment Funds"). Prior to a Change in Control the Company, and after a Change in Control the Administrative Committee, shall notify the Trustee in writing of the selection of the Investment Funds and any changes thereto. The Trustee shall invest the Trust in accordance with the written directions of the Company or the Administrative Committee or to the extent that such directions are not received for all or a portion of the Trust, in the Trustee's discretion among any of the Investment Funds. The Trustee shall have no liability or responsibility for acting without question on the direction of the Company or the Administrative Committee, or for the exercise of investment discretion in the absence of direction from the Company or the Administrative Committee, unless such actions are contrary to the express provisions of this Trust Agreement. The Company will indemnify the Trustee for liability to any party resulting from the Trustee acting without question on the direction of the Company or the Administrative Committee, and for liability to any party resulting from the exercise of investment discretion in the absence of investment direction from the Company as to all or a portion of the Trust, unless such actions are contrary to the express provisions of this Trust Agreement or are the result of the Trustee's negligence or willful misconduct.

SECTION 8.  Disposition of Income.
            ---------------------

         During the term of the Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION 9.  Accounting by Trustee.
            ---------------------

         Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee prior to a Change in Control, and the Administrative Committee and the Trustee after a Change in Control. The Trustee will use its best efforts to deliver to the Company, and the Administrative Committee after a Change in Control, within ninety (90) days following the close of each calendar year and within ninety (90) days after the removal or resignation of Trustee, but in no event later than one hundred twenty (120) days, a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

SECTION 10.  Responsibility of Trustee.
             -------------------------

        (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

        (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

        (c) Trustee may consult with legal counsel (who may also be counsel for Company or the Administrative Committee generally) with respect to any of its duties or obligations hereunder.

        (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

        (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee, or to loan to any person the proceeds of any borrowing against such policy.

        (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

        (g) Unless resulting from the Trustee's negligence, willful misconduct, lack of good faith, or breach of its duties under this Agreement, the Company shall indemnify and save harmless the Trustee from, against, for and in respect of any and all damages, losses, obligations, liabilities, liens, deficiencies. costs and expenses, including without limitation, reasonable attorney's fees incident to any suit, action, investigation, claim or proceedings suffered, sustained, incurred or required to be paid by the Trustee in connection with the Plan or this Agreement. If Company does not pay such costs, expenses and liabilities for which it is liable hereunder in a reasonably timely manner, Trustee may obtain payment from the Trust.

SECTION 11.  Compensation and Expenses of Trustee.
             ------------------------------------

         Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

SECTION 12.  Resignation and Removal of Trustee.
             ----------------------------------

        (a) Trustee may resign at any time by written notice to Company, and the Administrative Committee after a Change in Control, which shall be effective thirty (30) days after receipt of such notice unless prior to a Change in Control Company, and after a Change in Control the Administrative Committee, and Trustee agree otherwise.

        (b) Trustee may be removed by Company on thirty (30) days notice or upon shorter notice accepted by Trustee. However, the Company may not remove the Trustee after a Change in Control.

        (c) Upon a Change of Control, Trustee may only be removed by the Administrative Committee.

        (d) If Trustee resigns or is removed after a Change of Control, the Administrative Committee shall select a successor trustee in accordance with the provisions of Section 13(b) hereof.

        (e) Upon resignation or removal of Trustee and appointment of a successor trustee, all assets shall subsequently be transferred to the successor trustee. The transfer shall be completed within ninety (90) days after receipt of notice of resignation, removal or transfer, unless Company prior to a Change in Control, and the Administrative Committee after a Change in Control, extends the time limit.

        (f) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 13 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. In either case, the Company prior to a Change in Control, or the Administrative Committee after a Change in Control, as the case may be, shall diligently seek to obtain a successor trustee. Until the appointment of a successor trustee, the Trustee shall continue to perform its duties hereunder until the successor trustee is in place. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

SECTION 13.  Appointment of Successor.
             ------------------------

        (a) If Trustee resigns or is removed in accordance with Section 12(a) or (b) hereof, Company prior to a Change in Control, or the Administrative Committee after a Change in Control, as the case may be, may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company prior to a Change in Control, and the Administrative Committee after a Change in Control, or the successor trustee to evidence the transfer.

        (b) The successor trustee need not examine the records and acts of any prior trustee and may retain or dispose of existing Trust assets, subject to
Section 7 and 8 hereof. The successor trustee shall not be responsible for and Company shall indemnify and defend the successor trustee from any claim or liability resulting from any action or inaction of any prior trustee or from any other past event or any condition existing at the time it becomes successor trustee.

SECTION 14.  General Duties of the Administrative Committee.
             ----------------------------------------------

        (a) The Administrative Committee shall discharge its duties under this Agreement solely in the interest of the Participants in the Plan and their beneficiaries and (1) for the exclusive purpose of providing benefits to such Participants and their beneficiaries and defraying reasonable expenses of administering the Plans; and (2) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and (3) by diversifying the investments of the Trust so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; but the duties and obligations of the Administrative Committee shall be limited to those expressly imposed upon them by this Agreement notwithstanding any reference herein to the Plan

        (b) Except as otherwise expressly provided in this Agreement, the Benefits Protection Trust or by the Board of Directors prior to a Change in
Control:

                (1) After a Change in Control, the Administrative Committee shall have the authority to invest and manage the assets of the Trust, pursuant to Article FIFTH of the Benefits Protection Trust.

                (2) The Administrative Committee shall have all powers necessary or helpful for the carrying out of its responsibilities, and the decisions or actions of the Administrative Committee in good faith in respect of any matter hereunder shall be conclusive and binding upon all parties concerned.

                (3) After a Change in Control, the Administrative Committee shall have the authority to amend this Agreement. No amendment shall be made without the Trustee's consent thereto in writing if, and to the extent that, the effect of such amendment is to increase the Trustee's responsibilities hereunder.

                (4) Without limiting the generality of the foregoing, the Administrative Committee shall have full discretionary authority to:

                                    (i) Construe all terms, provisions,
                         conditions and limitations and determine all questions arising out of or in connection with the terms and provisions of the Trust except as otherwise expressly provided herein;

                                    (ii) Make rules and regulations and
                         determine all questions relating to the
                         administration of the Trust and the Administrative Committee which are not inconsistent with the terms and provisions of this Trust;

                                    (iii) Monitor the performance of the Trustee
                         for the Trust. In order to accomplish this, the Administrative Committee shall meet with the Trustee, at such time as the Administrative Committee shall determine, and the Administrative Committee shall request the Trustee to present a full report on the financial position of the Trust.

         The foregoing list of powers is not intended to be either complete or exclusive, and the Administrative Committee shall, in addition, have such powers as may be necessary for the performance of its duties under the Trust.

        (c) The Administrative Committee may employ such counsel as it may require in carrying out the provisions of the Trust. Unless paid by the Company, the Administrative Committee shall charge the fees, charges and costs resulting from such employment as an expense of a trust established relating to the Trust. Unless otherwise provided by law, any person so employed by the Administrative Committee may be legal or other counsel to the Company, an affiliate, a member of the Administrative Committee or an officer or member of the Board of Directors or an affiliate.

        (d) Each member of the Administrative Committee shall receive compensation, as mutually agreed between the Company and the Administrative Committee prior to a Change in Control, or as determined by the Administrative Committee after a Change in Control, for their services in connection with the Trust.

        (e) The Administrative Committee may purchase such fiduciary liability insurance or such other insurance as it deems necessary relating to the performance of its obligations hereunder. Unless paid by the Company, the Administrative Committee shall charge the premiums and charges resulting from such insurance as an expense of the Trust.

SECTION 15.  Amendment or Termination.
             ------------------------

        (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. After a Change in Control, the Administrative Committee, and not the Company, shall have the authority to amend the Trust. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or make the Trust revocable after it has become irrevocable in accordance with Section 2(b) hereof.

        (b) The Trust shall not terminate until the date on which Participants and Beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

        (c) The Administrative Committee may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be transferred to the Benefits Protection Trust for allocation to other accounts pursuant to the terms of the Benefits Protection Trust.

        (d) This Agreement may not be amended by Company following a Change of Control.

SECTION 16.  Miscellaneous.
             -------------

        (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

        (b) Benefits payable to Participants and Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

        (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, this instrument has been executed as of the day and year first above written.

ATTEST:                                 UCAR Carbon Company Inc.

                                            /s/  Karen G. Narowld
                                        By:-----------------------------------
                                                 Karen G. Narowld
----------------------------            Name:---------------------------------
                                               V.P. General Counsel, Secretary
                                        Title:--------------------------------



ATTEST:                                 VANGUARD FIDUCIARY TRUST COMPANY

                                            /s/  Dennis Murphy
                                        By:----------------------------------
/s/  A.R. Murphy                                Principal
--------------------------              Name:--------------------------------
                                                October 30, 2000
                                        Title:-------------------------------




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